ONCOCYTE PROVIDES CORPORATE UPDATE AND REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

DetermaVu CLIA Validation Remains On-Track for Q1 2020 Completion

Acquisition of Razor Genomics Lung Cancer Treatment Stratification Test with Proposed CMS Positive Coverage Decision

Razor Treatment Stratification Test Commercial Launch Anticipated Q1 2020

Strengthened Balance Sheet with $8.6 Million Capital Raise

Conference call today, November 14, at 4:30 PM EDT

ALAMEDA, Calif., November 14, 2019 — OncoCyte Corporation (NYSE American: OCX), a molecular diagnostics company with a mission to provide actionable answers at critical decision points across the lung cancer care continuum, today reported financial and operating results for the third quarter ended September 30, 2019 and provided a corporate update.

“My first quarter at the helm of Oncocyte was marked with significant progress in establishing OncoCyte as a leader in early-stage lung cancer molecular diagnostics,” said Ron Andrews, Chief Executive Officer of OncoCyte. “We are incredibly excited with the addition of the Razor Genomics’ treatment stratification test to our expanding portfolio and are efficiently ramping up commercialization efforts and market preparation for a first quarter 2020 launch. We believe we have the potential to shift the treatment paradigm for early-stage lung cancer, and given the recent proposed positive coverage decision from CMS, we are focused on rapidly advancing to broad commercial availability so physicians and their patients can receive actionable answers that may enable significantly improved outcomes and survival.”

Mr. Andrews continued, “In parallel, we continued to advance DetermaVu, and we remain on-track for completion of CLIA validation in the first quarter of 2020. While we still have work ahead of us, there is an incredible momentum at OncoCyte, and the coming months will be important for us as we transition to a commercial stage company while maintaining our velocity of product development and validation. I look forward to continued progress in Q4 on all fronts as our growing team works to advance and expand our suite of high-impact tests along underserved decision points in the lung cancer continuum of care.”

3rd Quarter Highlights

●	Acquired rights to commercialize Razor Genomics’ lung cancer treatment stratification test

○	Transaction broadens OncoCyte’s capabilities with an extensively validated and published molecular test that enables the identification of early-stage lung cancer patients at high risk for recurrence that are likely to benefit from chemotherapy.

○	Patients identified as high-risk by the Razor test and treated with chemotherapy had five-year disease-free survival rates of 92% compared to 49% in untreated high-risk patients.

○	Recent proposed positive coverage decision by the Centers for Medicaid and Medicare Services (CMS) accelerates path to commercialization, anticipated Q1 2020, and would provide reimbursement for 70% of the expected market.

●	Presented data at the CHEST Annual Meeting 2019 on the Immune Response for Nodule Evaluation (IRENE) clinical cohort used for the development and validation of DetermaVu. IRENE is one of the largest reported clinical study cohorts in lung nodule management with 62 sites in the U.S. and over 2,400 enrolled patients. IRENE is uniquely representative across clinical settings with a focus on community practices, where most lung cancer patients are diagnosed and treated.

●	Presented original research at the American Managed Care and Pharmacy conference, AMCP Nexus 2019 on physician decision making for lung nodule management for the early diagnosis of lung cancer highlighting the overuse of invasive diagnostic procedures and the unmet need for non-invasive tests to rule out malignancies.

●	Announced strategic support of the GO2 Foundation, the world’s leading organization dedicated to saving, extending and improving the lives of those vulnerable, at risk and diagnosed with lung cancer. The collaboration will include several key initiatives including partnerships with clinical trial networks and efforts to increase access to molecular testing for the early diagnosis and management of lung cancer at the community level

Third Quarter 2019 Financial Highlights

At September 30, 2019, OncoCyte had cash, cash equivalents, and marketable securities of $19.9 million as compared to $8.5 million at December 31, 2018. In September 2019, OncoCyte paid $11.2 million to acquire a 25% interest in Razor Genomics and all the commercialization rights to the Razor treatment stratification test.

On November 13, 2019, OncoCyte strengthened its balance sheet by $8.6 million and issued 5,058,824 shares, at market, to strategic, long term investors led by Pura Vida Investments, LLC, a fundamentally driven, healthcare focused registered investment advisor.

In October, OncoCyte refinanced its existing loan for an additional loan facility of up to $5 million, at market rate and small warrant coverage, of which $3 million was made available immediately and the remaining $2 million to become available upon OncoCyte achieving certain milestones agreed to with the bank.

For the third quarter ended September 30, 2019, OncoCyte incurred a net loss of $5.2 million, or $(0.10) per share, as compared to $3.0 million, or $(0.07) per share, for the three months ended September 30, 2018.

Operating expenses, as reported, for the three months ended September 30, 2019 were $5.3 million, an increase of $2.2 million as compared to the same period in 2018. Operating expenses, as adjusted, for the three months ended September 30, 2019, were $4.4 million, an increase of $1.9 million as compared to the same period in 2018.

The reconciliation between operating expenses determined in accordance with accounting principles generally accepted in United States (GAAP) and operating expenses, as adjusted, a non-GAAP measure, is provided in the financial tables included at the end of this press release.

Research and development expenses for the quarter ended September 30, 2019 were $1.6 million as compared to $1.5 million for the same period in 2018, remained relatively unchanged.

General and administrative expenses for the three months ended September 30, 2019 were $3.0 million, as compared to $1.3 million for the same period in 2018, an increase of $1.7 million. This increase is primarily attributable to investment banking-related expenses; personnel and related expenses, including management transition costs; legal, recruiting, accounting, audit and tax services expenses; stock-based compensation expense due to additional equity grants, including new hires; financial advisory expenses; and expenses of meetings, conferences and seminars. As OncoCyte transitions off of Lineage Cell Therapeutics (formerly BioTime) Shared Services and builds its own administrative, human resources, legal, finance and accounting functions and teams, OncoCyte expects the expenses in this category will increase.

Sales and marketing expenses for the three months ended September 30, 2019 were $0.6 million, as compared to $0.2 million for the same period in 2018, an increase of $0.4 million, as OncoCyte increased its sales and marketing efforts, including key hires and ramp-up in activities. OncoCyte expects that sales and marketing expenses will increase as it continues to build a sales and marketing team for the planned commercialization of the Razor treatment stratification test and DetermaVu.

Cash used in operations was $4.9 million for this quarter as compared to approximately $2.5 million during the third quarter in 2018. As part of the total cash used in operations this quarter, OncoCyte spent about $1.5 million that it believes was for nonrecurring expenditures such as management transition payments, investment banking and advisory fees, and, business development, legal fees and consulting expenses paid for assessing strategic opportunities.

Conference Call

The Company will host a conference call today, November 14, 2019, at 4:30 pm EDT / 1:30 pm PDT to discuss the results along with recent corporate developments.

The dial-in number in the U.S./Canada is 877-407-9716; for international participants, the number is 201-493-6779. For all callers, please refer to Conference ID 13692575. To access the live webcast, go to the investor relations section on the Company’s website, http://public.viavid.com/index.php?id=136415.

About OncoCyte Corporation

OncoCyte is a molecular diagnostics company whose mission is to provide actionable answers at critical decision points across the lung cancer care continuum, with the goal of improving patient outcomes by accelerating and optimizing diagnosis and treatment. The company is currently preparing to launch a treatment stratification test that enables the identification of early-stage lung cancer patients at high risk for recurrence, allowing them to be treated when their cancer may be more responsive to adjuvant chemotherapy. DetermaVu, the company’s liquid biopsy test in development, utilizes a proprietary immune system interrogation approach to clarify if a patients’ lung nodules are benign, which may enable them to avoid potentially risky invasive diagnostic procedures.

OncoCyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the time to complete and the results of the Company’s ongoing CLIA Validation study, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. OncoCyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com

ONCOCYTE CORPORATION

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2019	December 31, 2018
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,444	$8,034
Marketable equity securities	415	428
Prepaid expenses and other current assets	418	180
Total current assets	20,277	8,642

NONCURRENT ASSETS
Machinery, equipment and right of use assets, net	1,079	614
Deposits and other noncurrent assets	169	262
Equity method investment in Razor	11,245	-
TOTAL ASSETS	$32,770	$9,518

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to Lineage and affiliates	$-	$2,101
Accounts payable	358	166
Accrued expenses and other current liabilities	1,855	2,109
Loan payable, current	577	800
Financing lease and right of use liabilities, current	253	385
Total current liabilities	3,043	5,561

NONCURRENT LIABILITIES
Loan payable, net of deferred financing costs, noncurrent	-	347
Financing lease and right of use liabilities, noncurrent	392	187
TOTAL LIABILITIES	3,435	6,095

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; none issued and outstanding	-	-
Common stock, no par value, 85,000 shares authorized; 51,973 and 40,664 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	115,126	74,742
Accumulated other comprehensive loss	-	-
Accumulated deficit	(85,791)	(71,319)
Total shareholders’ equity	29,335	3,423
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,770	$9,518

ONCOCYTE CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
EXPENSES:
Research and development	$1,625	$1,527	$4,476	$5,310
General and administrative	3,002	1,312	9,087	4,434
Sales and marketing	630	184	1,153	1,411
Total operating expenses	5,257	3,023	14,716	11,155

Loss from operations	(5,257)	(3,023)	(14,716)	(11,155)

OTHER INCOME (EXPENSES), NET
Interest income (expense), net	135	(50)	282	(167)
Unrealized gain (loss) on marketable equity securities	(103)	102	(13)	71
Other expenses, net	-	-	(25)	(4)
Total other income (expenses), net	32	52	244	(100)

NET LOSS	$(5,225)	$(2,971)	$(14,472)	$(11,255)

Net loss per share: basic and diluted	$(0.10)	$(0.07)	$(0.29)	$(0.30)

Weighted average common shares outstanding: basic and diluted	51,973	40,227	50,217	36,901

ONCOCYTE CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,472)	$(11,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	278	317
Amortization of intangible assets	-	121
Amortization of prepaid maintenance	28	9
Impairment charge for intangible assets	-	625
Stock-based compensation	2,209	1,079
Unrealized (gain) loss on marketable equity securities	13	(71)
Amortization of debt issuance costs	30	62
Warrants issued to Chardan Capital for advisory services	234	-
Other	25	24
Changes in operating assets and liabilities:
Amount due to Lineage and affiliates	(2,100)	12
Prepaid expenses and other current assets	(238)	(77)
Accounts payable and accrued liabilities	(416)	(39)
Net cash used in operating activities	(14,409)	(9,193)

CASH FLOWS FROM INVESTING ACTIVITIES:
Equity method investment in Razor	(11,245)	-
Purchase of equipment	(18)	(31)
Security deposit and other	64	-
Net cash used in investing activities	(11,199)	(31)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	943	58
Proceeds from sale of common shares	40,250	10,000
Financing costs to issue common shares	(3,252)	(65)
Proceeds from sale of common shares and warrants	-	3,592
Financing costs to issue common shares and warrants	-	(290)
Repayment of loan payable	(600)	(600)
Repayment of financing lease obligations	(323)	(250)
Net cash provided by financing activities	37,018	12,445

NET INCREASE IN CASH AND CASH EQUIVALENTS	11,410	3,221
CASH AND CASH EQUIVALENTS:
At beginning of the period	8,034	7,600
At end of the period	$19,444	$10,821

Non-GAAP Financial Measures

This earnings release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP), and includes certain historical non-GAAP operating expenses. In particular, OncoCyte has provided non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation, depreciation and amortization, an impairment charge for intangible assets, and certain warrants expense. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, OncoCyte believes the presentation of non-GAAP total operating expenses, when viewed in conjunction with our GAAP total operating expenses, is helpful in understanding OncoCyte’s ongoing operating expenses and its programs.

Furthermore, management uses these non-GAAP financial measures in the aggregate to establish budgets and operational goals, to manage OncoCyte’s business and to evaluate its performance and its programs.

OncoCyte Corporation

Reconciliation of Non-GAAP Financial Measure Adjusted Operating Expenses

	Amounts In Thousands		Amounts In Thousands
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP Operating Expenses - as reported	$5,257	$3,023	$14,716	$11,155
Stock-based compensation expense	(821)	(345)	(2,209)	(1,079)
Impairment charge for intangible assets	-	-	-	(625)
Noncash warrant expense	95	-	(234)	-
Depreciation and amortization expense	(93)	(119)	(306)	(447)
Non-GAAP Operating Expenses, as adjusted	$4,438	$2,559	$11,967	$9,004